UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 12, 2007 (July 6, 2007)

Saba Software, Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware	000-30221	94-3267638
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2400 Bridge Parkway, Redwood Shores, California	94065-1166
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code (650) 581-2500

(Former Name or Former Address, if Changed Since Last Report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02.	RESULTS OF OPERATIONS AND FINANCIAL CONDITION.

On July 12, 2007, the Company issued a press release announcing the Company’s financial results for the quarter and fiscal year ended May 31, 2007. A copy of the Company’s press release is attached as Exhibit 99.1 to this Form 8-K and is incorporated herein by reference.

The information in Item 2.02 of this Form 8-K and Exhibit 99.1 are furnished to, but not filed with, the Securities and Exchange Commission. The information contained in Item 2.02 of this Form 8-K and in Exhibit 99.1 shall not be incorporated by reference to any filing of the Company, whether made before or after the date hereof, regardless of any general incorporation language in such filing, unless expressly incorporated by specific reference to such filing.

Item 5.02.	DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENT OF CERTAIN OFFICERS.

On July 12, 2007, the Company issued a press release announcing the appointment of Michael Martini, age 57, to the position of Chief Financial Officer of the Company. Mr. Martini’s employment with the Company commenced July 9, 2007 and he became Chief Financial Officer effective July 12, 2007. A copy of the press release naming Mr. Martini to the position of Chief Financial Officer is attached hereto as Exhibit 99.2.

Mr. Martini served from June 2005 to February 2007 as Senior Vice President and Chief Financial Officer of @Road, Inc., a software as a service provider of solutions designed to automate the management of mobile resources. Prior to joining @Road, Inc., Mr. Martini was at SPL WorldGroup B.V., a software development company for the utility and energy industry, where he served as Senior Vice President and Chief Financial Officer from January 2002 to January 2005. Prior to joining SPL WorldGroup B.V., Mr. Martini was the Chief Financial Officer and Vice President of TCI Communications, @Home operations – West Region, a cable TV, broadband data, and telecommunications company, from April 1998 to April 2001.

The terms of the Employment Agreement include, but are not limited to the following:

1)	Mr. Martini will serve as the Company’s Chief Financial Officer commencing July 12, 2007;

2)	Mr. Martini’ initial annual base salary will be $260,000;

3)	Mr. Martini will be eligible to receive quarterly bonuses totaling $140,000 annually (such annual amount, the “Target Bonus”);

4)	Mr. Martini will be eligible to receive additional bonuses as may be awarded by the Board in its sole discretion from time to time in consultation with the Company’s Chief Executive Officer;

5)	Mr. Martini will be granted an option to purchase 275,000 shares of the Company’s common stock, which shall vest over four years, with 25% of the shares subject to such option vesting on July 9, 2008 and the remaining 75% of the shares subject to the option vesting in 12 equal quarterly installments beginning October 9, 2008;

6)

In the event that Mr. Martini’ employment is terminated by the Company without Cause (as defined in the Employment Agreement) or by Mr. Martini for Good Reason (as defined in the Employment Agreement), Mr. Martini would be entitled to receive the following severance benefits (the “Severance Benefits”), subject to Mr. Martini executing a release of claims agreement: (i) all of his base salary then due and payable and all other accrued but unpaid benefits (e.g., accrued vacation) through the last day actually worked, (ii) the Target Bonus, pro rated based on the number of days actually elapsed through the date of termination in the year in which such termination occurs, (iii) a payment equal to the sum of six months of Mr. Martini’ then current base salary plus one month of his then current base salary for every twelve-month period during which Mr. Martini had been employed by the Company prior to the date of termination (which sum shall not exceed twelve months of Mr. Martini’s then current base salary) (the “Severance Months”), (iv) an amount equal to the product of (1) the quotient of the number of Severance Months divided by 12, and (2) the Target Bonus amount, less all applicable standard deductions and withholdings, (v) full vesting of the then-unvested shares of the Company’s Common Stock subject to any stock options then held by Mr. Martini, and (vi) the continuation of certain health insurance benefits;

7)	In the event that Mr. Martini is terminated for Incapacity (as defined in the Employment Agreement), or upon his death, Mr. Martini or his estate as applicable, would be entitled to receive the Severance Benefits; provided, however, that Mr. Martini would not be entitled to full vesting of the then-unvested shares of the Company’s Common Stock subject to any stock option then held by Mr. Martini or the continuation of any health insurance benefits;

8)	In the event that Mr. Martini’ employment is terminated without Cause, Mr. Martini terminates his employment for Good Reason, or Mr. Martini’ employment is terminated due to Incapacity, Mr. Martini agrees that for a period of one year after the termination of his employment relationship with the Company, he shall not, directly or indirectly on his own behalf or any third party, (a) solicit for employment, employ or otherwise seek to retain, or retain the services of, any employee, officer, director or consultant of the Company, or solicit or otherwise induce any person to terminate his or her employment or other relationship with the Company, or (b) engage in any activity, in those states within the United States and those countries outside the United States in which the Company or any of its subsidiaries then conducts any business, where such activity is similar to and competitive with the activities carried on by the Company or any of its subsidiaries; and

9)	In the event that a nationally-recognized independent public accountant determines that any payment or distribution by the Company to or for the benefit of Mr. Martini, whether paid or payable or distributed or distributable pursuant to the terms of the Employment Agreement or otherwise (the “Payment”), would constitute an “excess parachute payment” within the meaning of Section 280G of the Code, Mr. Martini would be paid an additional amount (the “Gross-Up Payment”) such that the net amount retained by Mr. Martini after deduction of any excise tax imposed under Section 4999 of the Code, and any federal, state and local income and employment tax and excise tax imposed upon the Gross-Up Payment would be equal to the Payment.

Peter Williams, the Company’s former Chief Financial Officer, will continue his employment with the Company. Effective as of July 12, 2007, Mr. Williams will serve as the Company’s Executive Vice President, Corporate Development. In connection with Mr. Williams’ change of position, the Company and Mr. Williams entered into an amendment to Mr. Williams’ existing employment agreement to provide that Mr. Williams shall be entitled to receive upon any termination of employment, other than for Cause (as defined in the agreement), the severance benefits specified therein and that outstanding options held by Mr. Williams will expire on the three year anniversary of any such termination.

Effective July 6, 2007, Mark Frost, the Company’s Chief Operating Officer, resigned from the Company. In conjunction with his resignation, the Company and Mr. Frost entered into a Separation Agreement and General Release (the “Separation Agreement”). Under the terms of the Separation Agreement, Mr. Frost agreed, among other things, to release the Company from all claims, keep confidential information concerning the Company and, for a period of 12 months, not to divert any business from the Company. The Company agreed, among other things, to pay severance to Mr. Frost in the form of three months continuation of his base salary and, assuming a timely election under the Consolidated Omnibus Budget Reconciliation Act of 1986, to pay Mr. Frost’s continued medical coverage for up to 12 months.

Item 9.01.	FINANCIAL STATEMENTS AND EXHIBITS.

(d) Exhibits

99.1	Press Release of Saba Software, Inc., dated July 12, 2007, announcing financial results for the quarter and fiscal year ended May 31, 2007.
99.2	Press Release of Saba Software, Inc., dated July 12, 2007, announcing the appointment of Michael Martini as Chief Financial Officer.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Saba Software, Inc. (Registrant)

Date: July 12, 2007	/s/ Bobby Yazdani
(Signature)
Bobby Yazdani
Chief Executive Officer

EXHIBIT INDEX

99.1	Press Release of Saba Software, Inc., dated July 12, 2007, announcing financial results for the quarter and fiscal year ended May 31, 2007.

99.2	Press Release of Saba Software, Inc., dated July 12, 2007, announcing the appointment of Michael Martini as Chief Financial Officer.